Registration No. 333-__________

As filed with the Securities and Exchange Commission on June 26, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_____________________

FENNEC PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

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British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	20-0442384 (I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive Research Triangle Park, NC (Address of Principal Executive Offices)	27709 (Zip Code)

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AMENDED AND RESTATED STOCK OPTION PLAN

(Full Title of the Plan)

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Rostislav Raykov
Chief Executive Officer
Fennec Pharmaceuticals Inc.
PO Box 13628, 68 TW Alexander Drive
Research Triangle Park, NC 27709

(Name and Address of Agent for Service)

(919) 636-4530

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, no par value	1,009,772(3)	$3.91	$3,948,208.52	$478.52

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of common shares as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low sale prices of the Registrant’s common shares on June 25, 2019 as reported on the Nasdaq Capital Market.
(3)	Represents an automatic increase to the number of common shares available for issuance under the Registrant’s Amended and Restated Stock Option Plan (as amended on June 18, 2019).

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,009,772 common shares, no par value per share (the “Common Shares”), of Fennec Pharmaceuticals Inc. (the “Company” or “Registrant”) issuable under the Fennec Pharmaceuticals Inc. Amended and Restated Stock Option Plan (as amended on June 18, 2019) (the “Plan”). Pursuant to the terms of the Plan, the number of Common Shares issuable under the Plan automatically adjusts to a number of Common Shares representing twenty-five percent (25%) of the total number of all issued and outstanding Common Shares from time to time, subject to adjustment in accordance with the terms of the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-221091) filed with the Securities and Exchange Commission on October 24, 2017, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1*	Opinion of LaBarge Weinstein LLP.

23.1*	Consent of LaBarge Weinstein LLP (included in Exhibit 5.1).

23.2*	Consent of Haskell & White LLP.

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1**	Fennec Pharmaceuticals Inc. Amended and Restated Stock Option Plan (as amended on June 18, 2019).

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*	Filed herewith.
**	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 26, 2019.

Fennec Pharmaceuticals Inc.

By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rostislav Raykov and Robert Andrade as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rostislav Raykov	Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2019
Rostislav Raykov

/s/ Robert Andrade	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2019
Robert Andrade

/s/ Adrian Haigh	Director	June 26, 2019
Adrian Haigh

/s/ Khalid Islam	Director	June 26, 2019
Khalid Islam, M.D.

/s/ Chris A. Rallis	Director	June 26, 2019
Chris A. Rallis

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